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                                                                   EXHIBIT 10.10


                           LOAN TERMINATION AGREEMENT


         This Loan Termination Agreement ("Termination Agreement") made this 30th day of June, 2000 by and between FUTURELINK CORP. (the "Company") and VINCENT L. ROMANO JR. ("Romano").

         WHEREAS, the Company's predecessor in interest and Romano entered into a Loan Agreement dated July 15, 1999 which was effective August 1, 1999 and which was previously modified by a First Amendment to Loan Agreement which was effective November 15, 1999 (collectively "Loan Agreement"); and

         WHEREAS, pursuant to the Loan Agreement, Romano purchased from the Company certain shares of the Company's stock and the Company loaned to Romano the funds to buy such shares; and

         WHEREAS, as of this date a portion of the loan has been satisfied and certain shares have been deemed to have been paid for in full; and

         WHEREAS, the Loan Agreement has a termination date of August 1, 2001;
and

         WHEREAS, the parties believe that it makes sense to bring about an early termination of the Loan Agreement, in part, because of the volatility of the trading price of the stock; and

         WHEREAS, the parties wish to also resolve the matter of certain monies advanced by the Company to pay taxes of Romano, namely $109,016 for Federal taxes, $4036 for Medicare and $15,989 for State taxes (or a total of $129,041, hereinafter "Tax Obligation"); and

         WHEREAS, the parties wish to utilize this Termination Agreement to effect the objectives set forth above.

         NOW, THEREFORE, BE IT AGREED:

         1. The parties acknowledge and agree that the outstanding principal amount due under the Loan Agreement as of June 30, 2000 is $1,250,000 ("Loan Amount").

         2. The parties acknowledge and agree that the outstanding and unforgiven interest under the Loan Agreement as of June 30, 2000 is $33,984 ("Interest Amount").

         3. The parties acknowledge and agree that the number of shares of the Company's stock that has been paid for and is the property of Romano is 29,100 shares (all of which are being held by the Trustee) (hereinafter the "Vested Shares").

         4. The value of the stock as determined in accordance with the Loan Agreement over the five previous trading days is $9.08 per share.


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         5. The parties wish to discharge the total indebtedness of Romano to the Company in the following manner:

                  a) the Loan Amount and the Interest Amount, in the amount of $1,283,984 (the "Loan Indebtedness") will be satisfied by the assignment to the Company of 141,408 "unvested" shares held by the Trustee, leaving 4092 "unvested" shares to vest according to their normal vesting schedule;

                  b) the Tax Obligation, shall be satisfied by the assignment to the Company of 14,212 shares of the Vested Shares, also held by the Trustee. The execution of this Termination Agreement by Romano shall be deemed to effect this Assignment. The remaining 14,888 shares of the Vested Shares would be released to Romano within thirty (30) business days.

         6. Upon implementation of Paragraph 5, the Loan Agreement shall be deemed terminated and the parties shall have no further obligations to one another under the Loan Agreement. Further, the Tax Obligation shall be deemed satisfied in full.

         7. Romano agrees that, he will save harmless and indemnify the Company from and against all claims, charges, taxes or penalties and demands which may be made by any governmental agency or body and payable by Romano arising out of this Termination Agreement or the related matters herein.

         8. The Company agrees that, it will save harmless and indemnify Romano from and against all claims, charges, taxes or penalties and demands which may be made by any governmental agency or body and payable by the Company arising out of this Termination Agreement or the related matters herein.

         9. The parties hereto shall respectively do all acts and things and execute all documents reasonably required to give effect to this Agreement.

         10. This Agreement may be executed in one or more counterparts by facsimile each of which together shall constitute the entire agreement.

         11. This Termination Agreement shall be governed and interpreted under the laws of the State of California.


                       [Signatures on the following page]


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                 [Signature Page to Loan Termination Agreement]

         IN WITNESS WHEREOF, the parties have set their hands and seals as of the date first written above.


                                        FUTURELINK CORP.



                                        By: /s/ RICHARD M. WHITE
                                            ------------------------------------
                                        Print Name:  Richard M. White
                                                    ----------------------------
                                        Print Title: SVP Administration
                                                     ---------------------------

                                        By: /s/  KYLE B.A. SCOTT
                                            ------------------------------------
                                        Print Name:  Kyle B.A. Scott
                                                    ----------------------------
                                        Print Title:  VP & Secretary
                                                     ---------------------------


/s/ J. M. SACK                          /s/ VINCENT L. ROMANO, JR.
-----------------------------------     ----------------------------------------
Witness                                 VINCENT L. ROMANO, JR.


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